Exhibit 10.116

Grant No.

ENDO HEALTH SOLUTIONS INC.
STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Option Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Endo Health Solutions Inc., a Delaware corporation (the “Company”), and the optionee named below (the “Optionee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Endo Health Solutions Inc. Assumed Stock Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Optionee:

Social Security No.:

Address:

Shares Subject to Option:

Exercise Price Per Share:

Date of Grant:

Expiration Date:        The 7th anniversary of the Date of Grant

Vesting Dates:         25% of the Option Shares on first anniversary of Date of Grant
25% of the Option Shares on second anniversary of Date of Grant
25% of the Option Shares on third anniversary of Date of Grant
25% of the Option Shares on fourth anniversary of Date of Grant

Classification of Option
(Check one):            [ ]    Incentive Stock Option
[x]    Non-Statutory Stock Option

1.
Number of Shares. The Company hereby grants to the Grantee an option (the “Option”) to purchase the total number of shares of Common Stock set forth above as Shares Subject to Option (the “Option Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Option Agreement and the Plan.

2.
Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of this Option Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

Exhibit 10.116

3.
Option Term. The term of the Option and of this Option Agreement (the “Option Term”) shall commence on the Date of Grant set forth above and, unless previously terminated pursuant to Paragraph 4 of this Option Agreement, shall terminate upon the Expiration Date set forth above. As of the Expiration Date, all rights of the Optionee hereunder shall terminate.

4.
Termination of Employment. Upon termination of the Optionee’s employment with the Company and its Subsidiaries, the Option shall be treated in accordance with the following provisions, unless the Committee in its sole discretion determines otherwise:

(a)    Termination of Employment for Cause. Upon termination of the Optionee’s employment or service with the Company and its Subsidiaries for Cause (or in the case of a non-employee director, upon such non-employee director’s failure to be re-nominated as non-employee director of the Company), the portions of the Option that are exercisable as of the date of such termination of employment or service shall remain exercisable for a period of thirty (30) days from and including the date of termination of employment or service (and shall thereafter terminate). All portions of the Option which are not exercisable as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

(b)    Termination of Employment on Account of Voluntary Retirement with Consent of Company; Disability. If the Optionee voluntarily Retires with the consent of the Company or the Optionee’s employment or service terminates due to Disability, the Option shall continue to vest in accordance with the terms of this Option Agreement. The Optionee shall be entitled to exercise each portion of the Option for a period of one (1) year from and including the later of (i) the date the entire Option becomes vested or exercisable in accordance with the terms of this Option Agreement and (ii) the date of Retirement, and thereafter the Option shall terminate. Notwithstanding the foregoing, the Committee may in its sole discretion provide for a longer or shorter period for exercise of each portion of the Option. The Committee may in its sole discretion, and in accordance with Section 409A of the Code, determine (i) for purposes of the Plan, whether any termination of employment or service is a voluntary Retirement with the Company’s consent or is due to Disability for purposes of the Plan, (ii) whether any leave of absence (including any short-term or long-term Disability or medical leave) constitutes a termination of employment or service, or a failure to have remained continuously employed or in service, for purposes of the Plan (regardless of whether such leave or status would constitute such a termination or failure for purposes of employment law), (iii) the applicable date of any such termination of employment or service, and (iv) the impact, if any, of any of the foregoing on the Option granted hereunder.

(c)    Death. If the Optionee’s employment or service terminates by reason of death, or if the Optionee’s employment or service terminates under circumstances providing for continued rights under Subparagraphs (b), (d) or (e) of this Paragraph, and during the period of continued rights described in Subparagraphs (b), (d) or (e) the Optionee dies, the Option shall vest and become fully exercisable by the person to whom such rights have passed under the

Exhibit 10.116

Optionee’s will (or if applicable, pursuant to the laws of descent and distribution) for a period of one (1) year from and including the date of the Optionee’s death and thereafter the Option shall terminate.
(d)    Termination of Employment Without Cause or for Good Reason. Upon termination of the Optionee’s employment or service with the Company and its Subsidiaries (i) by the Company or its Subsidiaries without Cause (including, in case of a non-employee director, the failure to be elected as a non-employee director) or (ii) by the Optionee for “good reason” or any like term as defined under any employment agreement with the Company or a Subsidiary to which the Optionee may be a party to, the portions of the Option which are exercisable as of the date of termination of employment or service of the Optionee shall remain exercisable for a period of one (1) year from and including the date of termination of employment or service and shall terminate thereafter. Any other portions of the Option shall terminate as of the date of such termination of employment or service.
(e)    Termination of Employment for Any Other Reason. Upon termination of the Optionee’s employment or service with the Company and its Subsidiaries for any reason other than as described in Subparagraphs (a), (b), (c) or (d) hereof, the portions of the Option that are exercisable as of the date of such termination of employment or service shall remain exercisable for a period of ninety (90) days (and shall terminate thereafter). All additional portions of the Option which are not exercisable as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.
(f)    Notwithstanding anything in this Paragraph to the contrary, no portion of the Option may be exercised past the Expiration Date.

5.	Change in Control. In the event of a Change in Control:
(a)    If the Option is assumed or substituted in connection with a Change in Control, in the event of a termination of the Optionee’s employment or service by the Company without Cause during the 24-month period following such Change in Control, on the date of such termination the Option shall become fully vested and exercisable and shall remain exercisable for the period set forth in Paragraph 4(d) of this Option Agreement.
(b)    If the Option is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control the Option shall become fully vested and exercisable and shall remain exercisable until the earlier of the Expiration Date set forth above or the period determined pursuant to Paragraph 4 of this Option Agreement.
(c)    For purposes of this Paragraph, the Option shall be considered assumed or substituted for if, following the Change in Control, the Option remains subject to the same terms and conditions that were applicable to the Option immediately prior to the Change in Control except that the Option instead confers the right to purchase common stock of the acquiring entity.
(d)    Notwithstanding any provision of the Plan, (i) in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that the Option shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities

Exhibit 10.116

in an amount equal to (x) the excess of the consideration paid per share in the Change in Control over the exercise price (if any) per Option Share subject to the Option multiplied by (y) the number of Option Shares subject to the Option and (ii) if the Option constitutes a deferral of compensation subject to Section 409A of the Code, in the event of a Change in Control that does not constitute a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder, the Option shall be settled in accordance with its original terms or at such earlier time as permitted by Section 409A of the Code.

6.
Change in Control Definition. Notwithstanding anything to the contrary in the Plan, for purposes of this Option Agreement, Change in Control means and shall be deemed to have occurred upon the first of the following events to occur:

(a)
Any “Person” (as defined below) is or becomes the “beneficial owner” (“Beneficial Owner”) within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliates” (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of Subparagraph (c) below; or

(b)
The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)
There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in (i) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger

Exhibit 10.116

or consolidation and (ii) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(d)
The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

For purposes hereof, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section

Exhibit 10.116

409A of the Code, no such Award shall become payable as a result of the occurrence of a Change in Control unless such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code.

7.
Vesting. Except as provided in Paragraphs 4 and 5 above, the Option shall become exercisable with respect to the number of Option Shares specified on the Vesting Dates set forth above. Once exercisable, the Option shall continue to be exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and of the Plan.

8.
Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

9.
Governing Law. This Option Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws,of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

10.
Binding on Successors. The terms of this Option Agreement shall be binding upon the Optionee and upon the Optionee's heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11.	No Assignment. Notwithstanding anything to the contrary in this Option Agreement, neither this Option Agreement nor any rights granted herein shall be assignable by the Optionee.

12.
Necessary Acts. The Optionee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Option Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

13.	Entire Option Agreement. This Option Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

14.	Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Paragraph.

15.
Counterparts. This Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16.
Notices. All notices and other communications under this Option Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

Exhibit 10.116

If to Company:    Endo Health Solutions Inc.
1400 Atwater Drive
Malvern, PA 19355
Attention: Treasurer

If to the Optionee:    At the address noted above.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

17.	Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all the parties hereto.

18.
Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement. The Optionee has read and understand the terms and provision thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Option Agreement.

Exhibit 10.116

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

ENDO HEALTH SOLUTIONS INC.
By

Name: David P. Holveck
Title: President & Chief Executive Officer

____________________________
Optionee